ALLEGION REPORTS THIRD-QUARTER 2018 FINANCIAL RESULTS

•	Third-quarter 2018 net earnings per share (EPS) of $1.21, compared with 2017 EPS of $0.94; Adjusted 2018 EPS of $1.23, up 20.6 percent compared with 2017 adjusted EPS of $1.02

•	Third-quarter 2018 revenue of $711.5 million, up 16.8 percent compared to 2017, up 8.5 percent on an organic basis

•
Third-quarter 2018 operating margin of 20 percent, compared with 2017 operating margin of 20.9 percent; Adjusted operating margin of 20.9 percent, declined 140 basis points compared with 2017 adjusted operating margin of 22.3 percent due to dilution from acquisitions; 2018 acquisitions were dilutive to adjusted operating margins by 140 basis points

•
Updating outlook for 2018 full-year revenue and full-year EPS; Full-year 2018 reported revenue growth of 13 to 13.5 percent and organic revenue growth of 5 to 5.5 percent; Full-year 2018 EPS outlook of $4.23 to $4.35 and $4.43 to $4.50 per share on an adjusted basis

DUBLIN (Oct. 25, 2018) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported third-quarter 2018 net revenues of $711.5 million and net earnings of $116 million, or $1.21 per share. Excluding charges related to restructuring, acquisitions and adjustments to provisional amounts related to the enactment of tax reform, adjusted net earnings were $117.9 million, or $1.23 per share, up 20.6 percent when compared with third-quarter 2017 adjusted EPS of $1.02.

Third-quarter net revenues increased 16.8 percent when compared to the prior year period (up 8.5 percent on an organic basis). Reported revenues reflect strong organic growth across all regions, as well as benefits from acquisitions offsetting foreign currency impacts.

Third-quarter 2018 operating income was $142.3 million, an increase of $15.2 million or 12 percent compared to 2017. Adjusted operating income in third-quarter 2018 was $149 million, representing an increase of $13.4 million or 9.9 percent compared to 2017.

Third-quarter 2018 operating margin was 20 percent, compared with 20.9 percent in 2017. The adjusted operating margin in third-quarter 2018 was 20.9 percent, compared with 22.3 percent in 2017. The 140-basis-point decline in adjusted operating margin is attributable to dilution from the 2018 acquisitions.

“I am pleased with our performance as we delivered another quarter of double-digit top-line revenue growth, with organic growth rates in the high-single digits,” said David D. Petratis, Allegion chairman, president and CEO. “Robust electronics growth as well as solid top-line performance across all three regions drove that strong organic growth, and end-market fundamentals remain healthy.

“I am also very pleased with the more than 20-percent increase in adjusted EPS as inflationary pressures continued to challenge operating margins. Excluding acquisitions, the base business margins were flat year over year, as the global team continues to drive price realization, productivity and other cost savings to mitigate significant inflationary pressures,” Petratis added.

The Americas segment revenue increased 16.5 percent (up 10.1 percent on an organic basis). The revenue growth was driven by robust growth in electronics (nearly 30 percent), very strong pricing and solid volume in both the non-residential and residential businesses. Acquisitions contributed 6.6 percent to the overall growth.

The EMEIA segment revenues were up 7.4 percent (up 3.4 percent on an organic basis), reflecting solid pricing, modest volume and contributions from acquisitions partially offset by unfavorable foreign currency.

The Asia-Pacific segment revenues increased 61.5 percent (up 5.9 percent on an organic basis). The revenue growth in the quarter was driven by the recently acquired Gainsborough Hardware and API Locksmiths business as well as solid volume partially offset by unfavorable currency.

Additional Items
Interest expense for third-quarter 2018 was $14 million, down from the $17.8 million for third-quarter 2017. The decrease is driven by the refinancing of the company’s debt completed in 2017.

Other income net for third-quarter 2018 was $1.9 million. This compares to other income net for third-quarter 2017 of $2.7 million.

The company’s effective tax rate for third-quarter 2018 was 10.8 percent, compared with 19.6 percent in 2017. The company’s adjusted effective tax rate for third-quarter 2018 was 13.8 percent, compared with 20 percent in 2017. The decrease in the adjusted effective tax rate is primarily due to decreased tax rates related to U.S. tax reform.

Cash Flow and Liquidity
Year-to-date 2018 available cash flow was $228.6 million, up $92.3 million versus the prior year. The year-over-year improvement in available cash flow is primarily due to the non-recurring $50 million discretionary pension funding payment in the prior year along with higher earnings and favorable working capital.

The company ended third-quarter 2018 with cash of $189.7 million and total debt of $1,452.7 million.

2018 Outlook
The company is updating the full-year 2018 revenue outlook to reflect total growth of 13 to 13.5 percent and organic growth of 5 to 5.5 percent compared to 2017.

The company is updating full-year 2018 reported EPS to a range of $4.23 to $4.35, and adjusted EPS to a range of $4.43 to $4.50 per share. Adjustments to 2018 EPS include estimated impacts for restructuring and acquisition activities as well as adjustments to provisional amounts related to the enactment of tax reform. The outlook assumes no change to investment spend, which continues to be approximately $0.15 per share; a full-year adjusted effective tax rate of approximately 14.5 percent; and an average diluted share count for the full year of approximately 96 million shares.

The company continues to target full-year available cash flow of approximately $380 to $400 million.

Conference Call Information
On Thursday, Oct. 25, 2018, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2.4 billion company, with products sold in approximately 130 countries.
For more, visit www.allegion.com.

Adoption of New Accounting Standard
During the first quarter, the company adopted ASU 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” ASU 2017-07 requires that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the statement of comprehensive income separately from the service cost component and outside of a subtotal of operating income. The company has applied ASU 2017-07 retrospectively for the presentation of the service cost component and the other components of net periodic pension cost and net periodic postretirement benefit cost and prospectively for the capitalization of the service cost component of net periodic pension cost and net periodic postretirement benefit in assets. As a result of adopting the new accounting standard, there is a minor restatement within the prior year P&L with no impact on revenue, net earnings or earnings per share. Schedule 6, accompanying this press release, summarizes the impact to prior periods.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings, diluted earnings per share (EPS), on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth (non-GAAP), and also presents adjusted (non-GAAP) EBITDA and EBITDA margin. The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the company's 2018 financial performance, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2017, Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and Sept. 30, 2018, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net revenues	$711.5	$609.4	$2,029.3	$1,785.1
Cost of goods sold	402.1	335.0	1,156.5	988.2
Gross profit	309.4	274.4	872.8	796.9

Selling and administrative expenses	167.1	147.3	488.4	435.3
Operating income	142.3	127.1	384.4	361.6

Interest expense	14.0	17.8	40.3	49.7
Other income, net	(1.9)	(2.7)	(3.9)	(5.6)
Earnings before income taxes	130.2	112.0	348.0	317.5

Provision for income taxes	14.1	21.9	45.5	52.9

Net earnings	116.1	90.1	302.5	264.6

Less: Net earnings attributable to noncontrolling interests	0.1	0.3	0.4	0.9

Net earnings attributable to Allegion plc	$116.0	$89.8	$302.1	$263.7

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$1.22	$0.95	$3.18	$2.77

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$1.21	$0.94	$3.15	$2.75

Shares outstanding - basic	95.1	95.0	95.1	95.2
Shares outstanding - diluted	95.8	95.8	95.8	96.0

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$189.7	$466.2
Restricted cash	6.8	—
Accounts and notes receivables, net	361.4	296.6
Inventory	278.3	239.8
Other current assets	37.1	30.1
Total current assets	873.3	1,032.7
Property, plant and equipment, net	273.3	252.2
Goodwill	878.0	761.2
Intangible assets, net	558.4	394.3
Other noncurrent assets	147.1	101.6
Total assets	$2,730.1	$2,542.0

LIABILITIES AND EQUITY
Accounts payable	$208.0	$188.3
Accrued expenses and other current liabilities	243.9	237.5
Short-term borrowings and current maturities
of long-term debt	35.0	35.0
Total current liabilities	486.9	460.8
Long-term debt	1,417.7	1,442.3
Other noncurrent liabilities	226.5	233.4
Equity	599.0	405.5
Total liabilities and equity	$2,730.1	$2,542.0

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Nine Months Ended September 30,
	2018	2017
Operating Activities
Net earnings	$302.5	$264.6
Depreciation and amortization	65.8	49.9
Discretionary pension plan contribution	—	(50.0)
Changes in assets and liabilities and other non-cash items	(107.9)	(94.5)
Net cash provided by operating activities	260.4	170.0

Investing Activities
Capital expenditures	(31.8)	(33.7)
Acquisition of and equity investments in businesses, net of cash acquired	(375.8)	(20.8)
Other investing activities, net	(1.1)	18.4
Net cash used in investing activities	(408.7)	(36.1)

Financing Activities
Net debt repayments	(27.4)	(16.1)
Debt issuance costs	—	(3.0)
Dividends paid to ordinary shareholders	(59.6)	(45.6)
Repurchase of ordinary shares	(30.0)	(60.0)
Other financing activities, net	0.1	6.0
Net cash used in financing activities	(116.9)	(118.7)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4.5)	7.3
Net (decrease) increase in cash, cash equivalents, and restricted cash	(269.7)	22.5
Cash, cash equivalents, and restricted cash - beginning of period	466.2	312.4
Cash, cash equivalents, and restricted cash - end of period	$196.5	$334.9

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net revenues
Americas	$530.1	$455.2	$1,495.9	$1,331.4
EMEIA	134.4	125.1	432.5	372.7
Asia Pacific	47.0	29.1	100.9	81.0
Total net revenues	$711.5	$609.4	$2,029.3	$1,785.1

Operating income (loss)
Americas	$153.8	$133.2	$415.5	$383.6
EMEIA	7.6	8.6	27.3	23.1
Asia Pacific	1.5	2.2	0.8	5.1
Corporate unallocated	(20.6)	(16.9)	(59.2)	(50.2)
Total operating income	$142.3	$127.1	$384.4	$361.6

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings, diluted earnings per share (EPS), on both a U.S. GAAP basis and on an adjusted basis, revenue growth on a U.S. GAAP basis and organic revenue growth (non-GAAP), and also presents adjusted EBITDA and adjusted EBITDA margin. The Company presents these measures because management believes they provide useful perspective of the Company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill impairment charges, restructuring charges, asset impairments, merger and acquisitions costs, debt refinancing costs, adjustments to provisional amounts related to the enactment of tax reform, and charges related to the divestiture of businesses

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects

•	Available cash flow is defined as U.S. GAAP net cash provided by operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(in millions, except per share data)

	Three months ended September 30, 2018				Three months ended September 30, 2017
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$711.5	$—		$711.5	$609.4	$—		$609.4

Operating income	142.3	6.7	(1)	149.0	127.1	8.5	(1)	135.6
Operating margin	20.0%			20.9%	20.9%			22.3%

Earnings before income taxes	130.2	6.7	(2)	136.9	112.0	10.1	(2)	122.1
Provision for income taxes	14.1	4.8	(3)	18.9	21.9	2.5	(3)	24.4
Effective income tax rate	10.8%			13.8%	19.6%			20.0%
Net earnings	116.1	1.9		118.0	90.1	7.6		97.7

Non-controlling interest	0.1	—		0.1	0.3	—		0.3

Net earnings attributable to Allegion plc	$116.0	$1.9		$117.9	$89.8	$7.6		$97.4

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$1.21	$0.02		$1.23	$0.94	$0.08		$1.02

(1)
Adjustments to operating income for the three months ended September 30, 2018 and September 30, 2017 consist of $6.7 million and $8.5 million of restructuring charges and merger and acquisition expenses, respectively.

(2)
Adjustments to earnings before income taxes for the three months ended September 30, 2018 consist of the adjustments to operating income discussed above. Adjustments to earnings before income taxes for the three months ended September 30, 2017 consist of the adjustments to operating income discussed above and $1.6 million of charges related to the refinance of the Company's Credit Facility.

(3)
Adjustments to the provision for income taxes for the three months ended September 30, 2018 consist of $1.5 million of tax expense related to the excluded items discussed above and $3.3 million tax benefit related to an adjustment to the provisional amounts previously recognized related to the enactment of tax reform. Adjustments to the provision for income taxes for the three months ended September 30, 2017 consist of $2.5 million of tax expense related to the excluded items discussed above.

	Nine months ended September 30, 2018				Nine months ended September 30, 2017
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,029.3	$—		$2,029.3	$1,785.1	$—		$1,785.1

Operating income	384.4	18.9	(1)	403.3	361.6	12.3	(1)	373.9
Operating margin	18.9%			19.9%	20.3%			20.9%

Earnings before income taxes	348.0	18.9	(2)	366.9	317.5	13.9	(2)	331.4
Provision for income taxes	45.5	7.2	(3)	52.7	52.9	3.8	(3)	56.7
Effective income tax rate	13.1%			14.4%	16.7%			17.1%
Net earnings	302.5	11.7		314.2	264.6	10.1		274.7

Non-controlling interest	0.4	—		0.4	0.9			0.9

Net earnings attributable to Allegion plc	$302.1	$11.7		$313.8	$263.7	$10.1		$273.8

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$3.15	$0.13		$3.28	$2.75	$0.10		$2.85

(1)
Adjustments to operating income for the nine months ended September 30, 2018 consist of $18.9 million of restructuring charges, merger and acquisition expenses, and backlog amortization related to an acquisition. Adjustments to operating income for the nine months ended September 30, 2017 consist of $12.3 million of restructuring charges and merger and acquisition expenses.

(2)
Adjustments to earnings before income taxes for the nine months ended September 30, 2018 consist of the adjustments to operating income discussed above. Adjustments to earnings before income taxes for the nine months ended September 30, 2017 consist of the adjustments to operating income discussed above and $1.6 million of charges related to the refinance of the Company's Credit Facility.

(3)
Adjustments to the provision for income taxes for the nine months ended September 30, 2018 consist of $3.9 million of tax expense related to the excluded items discussed above and $3.3 million tax benefit related to an adjustment to the provisional amounts previously recognized related to the enactment of tax reform. Adjustments to the provision for income taxes for the nine months ended September 30, 2017 consist of $3.8 million of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three months ended September 30, 2018		Three months ended September 30, 2017
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$530.1		$455.2

Operating income (GAAP)	$153.8	29.0%	$133.2	29.3%
Restructuring charges	—	—%	5.3	1.1%
Merger and acquisition costs	0.5	0.1%	—	—%
Adjusted operating income	154.3	29.1%	138.5	30.4%
Depreciation and amortization	9.0	1.7%	6.4	1.4%
Adjusted EBITDA	$163.3	30.8%	$144.9	31.8%

EMEIA
Net revenues (GAAP)	$134.4		$125.1

Operating income (GAAP)	$7.6	5.7%	$8.6	6.9%
Restructuring charges	2.2	1.6%	1.5	1.2%
Merger and acquisition costs	0.4	0.3%	—	—%
Adjusted operating income	10.2	7.6%	10.1	8.1%
Depreciation and amortization	8.0	6.0%	7.5	6.0%
Adjusted EBITDA	$18.2	13.6%	$17.6	14.1%

Asia Pacific
Net revenues (GAAP)	$47.0		$29.1

Operating income (GAAP)	1.5	3.2%	2.2	7.6%
Restructuring charges	0.5	1.1%	—	—%
Merger and acquisition costs	1.2	2.5%	—	—%
Adjusted operating income	3.2	6.8%	2.2	7.6%
Depreciation and amortization	1.3	2.8%	0.6	2.0%
Adjusted EBITDA	$4.5	9.6%	$2.8	9.6%

Corporate
Operating loss (GAAP)	$(20.6)		$(16.9)
Restructuring charges	—		0.5
Merger and acquisition costs	1.9		1.2
Adjusted operating loss	(18.7)		(15.2)
Depreciation and amortization	1.0		1.0
Adjusted EBITDA	$(17.7)		$(14.2)

Total
Net revenues	$711.5		$609.4

Adjusted operating income	149.0	20.9%	135.6	22.3%
Depreciation and amortization	19.3	2.7%	15.5	2.5%
Adjusted EBITDA	$168.3	23.6%	$151.1	24.8%

	Nine months ended September 30, 2018		Nine months ended September 30, 2017
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$1,495.9		$1,331.4

Operating income (GAAP)	$415.5	27.8%	$383.6	28.8%
Restructuring charges	(0.1)	—%	5.4	0.4%
Merger and acquisition costs	1.9	0.1%	0.3	—%
Backlog amortization	6.3	0.4%	—	—%
Adjusted operating income	423.6	28.3%	389.3	29.2%
Depreciation and amortization	26.8	1.8%	19.6	1.5%
Adjusted EBITDA	$450.4	30.1%	$408.9	30.7%

EMEIA
Net revenues (GAAP)	$432.5		$372.7

Operating income (GAAP)	$27.3	6.3%	$23.1	6.2%
Restructuring charges	3.2	0.7%	3.9	1.1%
Merger and acquisition costs	0.9	0.2%	—	—%
Adjusted operating income	31.4	7.2%	27.0	7.3%
Depreciation and amortization	24.1	5.6%	21.0	5.6%
Adjusted EBITDA	$55.5	12.8%	$48.0	12.9%

Asia Pacific
Net revenues (GAAP)	$100.9		$81.0

Operating income (GAAP)	$0.8	0.8%	$5.1	6.3%
Restructuring charges	1.0	1.0%	—	—%
Merger and acquisition costs	1.2	1.2%	—	—%
Adjusted operating income	3.0	3.0%	5.1	6.3%
Depreciation and amortization	2.7	2.6%	1.8	2.2%
Adjusted EBITDA	$5.7	5.6%	$6.9	8.5%

Corporate
Operating loss (GAAP)	$(59.2)		$(50.2)
Restructuring charges	—		0.6
Merger and acquisition costs	4.5		2.1
Adjusted operating loss	(54.7)		(47.5)
Depreciation and amortization	3.1		3.0
Adjusted EBITDA	$(51.6)		$(44.5)

Total
Net revenues	$2,029.3		$1,785.1

Adjusted operating income	403.3	19.9%	373.9	21.0%
Depreciation and amortization	56.7	2.8%	45.4	2.5%
Adjusted EBITDA	$460.0	22.7%	$419.3	23.5%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(in millions)

	Nine months ended September 30,
	2018	2017 (1)
Net cash used in operating activities	$260.4	$170.0
Capital expenditures	(31.8)	(33.7)
Available cash flow	$228.6	$136.3

(1) includes a $50.0 million discretionary pension plan contribution

	Three Months Ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net earnings (GAAP)	$116.1	$90.1	$302.5	$264.6
Provision for income taxes	14.1	21.9	45.5	52.9
Interest expense	14.0	17.8	40.3	49.7
Backlog amortization	—	—	6.3	—
Depreciation and amortization	19.3	15.5	56.7	45.4
EBITDA	163.5	145.3	451.3	412.6

Other income, net	(1.9)	(2.7)	(3.9)	(5.6)
Merger and acquisition costs and restructuring charges	6.7	8.5	12.6	12.3
Adjusted EBITDA	$168.3	$151.1	$460.0	$419.3

ALLEGION PLC					SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Americas
Revenue growth (GAAP)	16.5%	4.4%	12.4%	7.7%
Acquisitions and Divestitures	(6.6)%	(1.5)%	(5.7)%	(1.5)%
Currency translation effects	0.2%	(0.1)%	(0.1)%	—%
Organic growth (non-GAAP)	10.1%	2.8%	6.6%	6.2%

EMEIA
Revenue growth (GAAP)	7.4%	7.5%	16.0%	4.5%
Acquisitions and Divestitures	(5.5)%	—%	(5.6)%	(2.2)%
Currency translation effects	1.5%	(4.4)%	(6.9)%	1.3%
Organic growth (non-GAAP)	3.4%	3.1%	3.5%	3.6%

Asia Pacific
Revenue growth (GAAP)	61.5%	2.1%	24.6%	6.4%
Acquisitions and Divestitures	(60.5)%	—%	(21.7)%	(1.0)%
Currency translation effects	4.9%	(1.7)%	(0.5)%	(1.2)%
Organic growth (non-GAAP)	5.9%	0.4%	2.4%	4.2%

Total
Revenue growth (GAAP)	16.8%	4.9%	13.7%	7.0%
Acquisitions and Divestitures	(9.0)%	(1.0)%	(6.4)%	(1.6)%
Currency translation effects	0.7%	(1.2)%	(1.5)%	0.1%
Organic growth (non-GAAP)	8.5%	2.7%	5.8%	5.5%

ALLEGION PLC													SCHEDULE 6
RECONCILIATION OF 2017 PENSION RESTATEMENT BY QUARTER

Allegion plc

	Q1'17			Q2'17			Q3'17			Q4'17			FY2017
	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated

Sales	$548.8	$—	$548.8	$627.0	$—	$627.0	$609.4	$—	$609.4	$623.0	$—	$623.0	$2,408.2	$—	$2,408.2

Operating income (GAAP)	98.8	0.7	99.5	134.1	0.9	135.0	126.1	$1.0	127.1	129.2	1.8	$131.0	488.2	4.4	492.6
% of Sales	18.0%		18.1%	21.4%		21.5%	20.7%		20.9%	20.7%		21.0%	20.3%		20.5%

Other income (expense), net	(0.6)	(0.7)	(1.3)	5.2	(0.9)	4.3	3.7	(1.0)	2.7	5.0	(1.8)	3.2	13.2	(4.4)	8.8

Earnings before tax (GAAP)	$82.3	$—	$82.3	$123.2	$—	$123.2	$112.0	$—	$112.0	$78.2	$—	$78.2	$395.7	$—	$395.7

Americas

	Q1'17			Q2'17			Q3'17			Q4'17			FY2017
	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated

Sales	$407.6	$—	$407.6	$468.6	$—	$468.6	$455.2	$—	$455.2	$436.1	$—	$436.1	$1,767.5	$—	$1,767.5

Operating income (GAAP)	107.6	1.2	108.8	140.3	1.3	141.6	131.8	1.4	133.2	123.6	1.2	124.8	503.3	5.1	508.4
% of Sales	26.4%		26.7%	29.9%		30.2%	29.0%		29.3%	28.3%		28.6%	28.5%		28.8%

EMEIA

	Q1'17			Q2'17			Q3'17			Q4'17			FY2017
	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated

Sales	$118.4	$—	$118.4	$129.2	$—	$129.2	$125.1	$—	$125.1	$150.8	$—	$150.8	$523.5	$—	$523.5

Operating income (GAAP)	6.9	(0.5)	6.4	8.5	(0.4)	8.1	9.1	(0.5)	8.6	20.7	0.3	21.0	45.2	(1.1)	44.1
% of Sales	5.8%		5.4%	6.6%		6.3%	7.3%		6.9%	13.7%		13.9%	8.6%		8.4%